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                                                                    EXHIBIT 99.1


               SUMMARY DESCRIPTION OF INCENTIVE COMPENSATION PLAN


The Company's annual incentive compensation plan ties key employees' bonus earning potential to individually-designed performance objectives. Under the plan, each plan participant is provided a range of potential annual cash incentive awards based on his or her individually-designed performance objectives. Actual awards paid under the plan are based on exceeding goals tied to certain budgeted results of the Company. A portion of awards is also determined by achieving other performance and management goals. The maximum incentive awards that could be awarded to the Company's named executive officers pursuant to the incentive compensation plan are as follows: president and chief executive officer: 30% x annual base salary; executive vice president of operations: 30% x annual base salary; senior vice president - finance: 30% x annual base salary; vice president - marketing: 30% x annual base salary; senior vice president - chief operating administrative officer: 30% x annual base salary; vice president - sushi division: 30% x annual base salary. The controller along with the other senior directors are eligible to receive 20% x annual base salary.